Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2013 RESULTS

•	Occupancy of 89.6%, Up 220 Basis Points from 1Q12

•	Same Store NOI Grew 2.4%, Driven by Year-Over-Year Leasing

•	Acquired New Sites in Southern California and Houston for Development of Approximately 900,000 Square Feet; Acquired a 69-Acre Site in Southern California in 2Q13

•	1Q13 Asset Sales Totaled $11.2 Million Comprised of 0.2 Million Square Feet and Two Land Parcels; 2Q13 to Date Sales Totaled $20.8 Million Comprised of 0.5 Million Square Feet

•	Raised $132 Million Via March Offering of 8.4 Million Shares of Common Stock

•	Retired Remaining $100 Million of 7.25% Series J Cumulative Redeemable Preferred Stock in April

•	Common Stock Dividend Re-initiated in 1Q13

CHICAGO, April 25, 2013 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for first quarter 2013. Diluted net (loss) available to common stockholders per share (EPS) was ($0.05) in the first quarter, compared to ($0.04) a year ago.

First Industrial’s first quarter FFO was $0.24 per share/unit on a diluted basis, compared to $0.25 per share/unit a year ago. First quarter 2013 results included a $0.01 per share/unit loss from early retirement of debt.

“We continue to drive incremental cash flow from the leasing opportunities within our portfolio and further strengthen our balance sheet with our capital market actions,” said Bruce W. Duncan, First Industrial’s president and CEO. “We are also using our platform to create value and enhance our portfolio through targeted development investments.”

Portfolio Performance – First Quarter 2013

•	In-service occupancy was 89.6% at the end of the quarter, compared to 89.9% at the end of the fourth quarter 2012, and 87.4% at the end of the first quarter of 2012.

•	Retained tenants in 79.7% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 2.4%. Including lease termination fees, same property NOI increased 2.3%.

•	Rental rates increased 1.2% on a cash basis; leasing costs were $1.88 per square foot.

Capital Market Activities and Financial Position

In the first quarter, the Company:

•	Issued 8.4 million shares of its common stock through its March equity offering raising approximately $132 million in net proceeds.

•	Repurchased $4.0 million of its 7.60% Notes due 2028.

•	Retired $14.3 million of secured debt with a weighted average interest rate of 7.4%.

In the second quarter to date, the Company:

•

Redeemed the remaining $100 million of the 7.25% Series J Cumulative Redeemable Preferred Stock. The Company expects to report a loss of $0.03 per share related to the redemption in the second quarter.

•	Retired $12.0 million of mortgages with a weighted average interest rate of 7.4%.

“Our equity offering enabled us to retire preferred stock with a 7.25% coupon, increasing our fixed charge coverage ratio and reducing our leverage ratios inclusive of preferred,” said Scott Musil, chief financial officer. “Our balance sheet is well-positioned to support our growth initiatives, and we will continue to seek opportunities to drive capital costs lower.”

Investment and Divestment Activities

In the first quarter, the Company:

•

Acquired a 28-acre land parcel in the Inland Empire of Southern California for $6.2 million for the development of the approximately 555,000 square-foot First 36 Logistics Center @ Moreno Valley. Development is expected to begin in the third quarter of 2013 with an estimated total investment of $32 million.

•	Acquired a 25-acre land parcel in northwest Houston for $3.1 million for future development of a 350,000 square-foot distribution center.

•	Completed the sale of four industrial properties totaling approximately 0.2 million square feet and two land parcels for a total of $11.2 million.

In the second quarter of 2013 to date, the Company:

•	Acquired a 69-acre land parcel in the Inland Empire for $16.6 million that can accommodate the future development of approximately 1.37 million square feet of distribution space.

•	Completed the sale of three industrial properties totaling approximately 505,000 square feet for a total of $20.8 million.

Common Stock Dividend Re-initiated in the First Quarter of 2013

As previously announced in the Company’s fourth quarter 2012 results press release, the board of directors re-initiated the Company’s common stock dividend in the first quarter of 2013. The dividend for the quarter ending March 31, 2013 was $0.085 per share/unit paid on April 15, 2013 to stockholders of record on March 28, 2013.

Outlook for 2013

Mr. Duncan stated, “We expect demand for industrial space to continue to grow from both tenants and investors, while new supply is growing at a measured pace. We are focused on meeting the needs of customers, leasing-up our existing portfolio and developments, and executing on disciplined investments for growth.”

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	Low End of	High End of
	Guidance for 2013	Guidance for 2013
	(Per share/unit)	(Per share/unit)
Net Loss Available to Common Stockholders	(0.10)	—
Add: Real Estate Depreciation/Amortization	1.03	1.03
Non-NAREIT Compliant Loss in 1Q13	0.03	0.03

FFO (NAREIT Definition)	$0.96	$1.06

Add: Loss from Retirement of Debt Related to Planned Early Mortgage
Payoffs and 1Q13 Senior Note Repurchase	0.02	0.02
Loss from Redemption of Series J Preferred Stock	0.03	0.03

FFO Before Loss from Retirement of Debt and Redemption of Series J Preferred Stock	$1.01	$1.11

The following assumptions were used:

•	Average quarter-end in-service occupancy of 90.5% to 92.0%.

•	Same-store NOI of positive 1% to 3% for the full year.

•	JV FFO of approximately $0.5 million.

•	General and administrative expense of approximately $21.5 million to $22.5 million.

•	Guidance reflects the impact of the redemption of the Series J Preferred Stock in 2Q13.

•

Guidance reflects the impact of the secured debt retired in the first quarter and second quarter to date, as well as the impact of our plan to prepay, prior to maturity, approximately $46 million of additional mortgage debt with a weighted average interest rate of approximately 6.8%.

•

Guidance includes the incremental costs related to the Company’s three developments in process, plus costs related to First 36 Logistics Center @ Moreno Valley. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2013.

•	Guidance reflects the impact of the lease commencement at the First Chino Logistics Center in 2Q13.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any lease-up of the First Bandini Logistics Center or First Logistics Center @ I-83 developments in process,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 67.3 million square feet of industrial space as of March 31, 2013. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and in the Company’s subsequent ’34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

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First Industrial Realty Trust, Inc. (NYSE: FR) will host its quarterly conference call on Friday, April 26, 2013 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (866) 542-2938, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31,	March 31,
	2013	2012
Statement of Operations and Other Data:
Total Revenues	$83,268	$80,195
Property Expenses	(27,930)	(26,190)
General & Administrative	(6,463)	(5,617)
Impairment of Real Estate	—	164
Depreciation of Corporate FF&E	(208)	(300)
Depreciation and Other Amortization of Real Estate	(27,099)	(31,709)

Total Expenses	(61,700)	(63,652)
Interest Income	563	927
Interest Expense	(18,963)	(22,693)
Amortization of Deferred Financing Costs	(854)	(875)
Mark-to-Market (Loss) Gain on Interest Rate Protection Agreements	(4)	124
(Loss) Gain from Retirement of Debt	(1,150)	1

Income (Loss) from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Benefit	1,160	(5,973)
Equity in Income of Joint Ventures (a)	20	91
Gain on Change in Control of Interests	—	776
Income Tax Benefit	62	91

Income (Loss) from Continuing Operations	1,242	(5,015)
Discontinued Operations:
Income (Loss) Attributable to Discontinued Operations	447	(129)
(Loss) Gain on Sale of Real Estate	(3,074)	6,199

(Loss) Income from Discontinued Operations	(2,627)	6,070
(Loss) Income Before Gain on Sale of Real Estate	(1,385)	1,055
Gain on Sale of Real Estate	262	—

Net (Loss) Income	(1,123)	1,055
Net Loss Attributable to the Noncontrolling Interest	220	207

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(903)	1,262
Preferred Dividends	(3,837)	(4,762)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,740)	$(3,500)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,740)	$(3,500)
Depreciation and Other Amortization of Real Estate	27,099	31,709
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	318	1,060
Impairment of Depreciated Real Estate	—	(164)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	1,410
Noncontrolling Interest	(220)	(207)
Equity in Dep/Other Amortization of Joint Ventures (a)	55	90
Gain on Change in Control of Interests	—	(776)
Non-NAREIT Compliant Loss (Gain) (b)	3,074	(6,199)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(56)

Funds From Operations (NAREIT) (“FFO”) (b)	$25,586	$23,367
Loss (Gain) from Retirement of Debt	1,150	(1)
Restricted Stock/Unit Amortization	1,826	1,099
Amortization of Debt Discounts / (Premiums) and Hedge Costs	956	909
Amortization of Deferred Financing Costs	854	875
Depreciation of Corporate FF&E	208	300
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	4	(124)
Non-Incremental Capital Expenditures	(11,597)	(9,877)
Straight-Line Rental Income Adjustment	(1,351)	(1,079)

Adjusted Funds From Operations (“AFFO”) (b)	$17,636	$15,469

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended
	March 31,	March 31,
	2013	2012
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,740)	$(3,500)
Interest Expense	18,963	22,693
Depreciation and Other Amortization of Real Estate	27,099	31,709
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	318	1,060
Impairment of Depreciated Real Estate	—	(164)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	1,410
Preferred Dividends	3,837	4,762
Income Tax Benefit	(62)	(91)
Noncontrolling Interest	(220)	(207)
Loss (Gain) from Retirement of Debt	1,150	(1)
Amortization of Deferred Financing Costs	854	875
Depreciation of Corporate FF&E	208	300
Equity in Dep/Other Amortization of Joint Ventures (a)	55	90
Gain on Change in Control of Interests	—	(776)
Non-NAREIT Compliant Loss (Gain) (b)	3,074	(6,199)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(56)

EBITDA (b)	$50,536	$51,905
General and Administrative	6,463	5,617
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	4	(124)
NAREIT Compliant Economic Gain (b)	(262)	—
FFO of Joint Ventures (b)	(133)	(201)

Net Operating Income (“NOI”) (b)	$56,608	$57,197

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$262	$—
(Loss) Gain on Sale of Real Estate included in Discontinued Operations	(3,074)	6,199
Non-NAREIT Compliant Loss (Gain) (b)	3,074	(6,199)

NAREIT Compliant Economic Gain (b)	$262	$—

Weighted Avg. Number of Shares/Units Outstanding—Basic/Diluted (c)	105,477	91,811
Weighted Avg. Number of Shares Outstanding—Basic/Diluted (c)	100,774	86,575
Per Share/Unit Data:
FFO (NAREIT)	$25,586	$23,367
Less: Allocation to Participating Securities	(96)	—

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$25,490	$23,367
- Basic/Diluted (c)	$0.24	$0.25
Income (Loss) from Continuing Operations, including Gain on Sale of Real Estate	$1,504	$(5,015)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	103	551
Less: Preferred Dividends	(3,837)	(4,762)
Less: Allocation to Participating Securities	(36)	—

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(2,266)	$(9,226)
- Basic/Diluted (c)	$(0.02)	$(0.11)
Net Loss Available	$(4,740)	$(3,500)
Less: Allocation to Participating Securities	(36)	—

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(4,776)	$(3,500)
- Basic/Diluted (c)	$(0.05)	$(0.04)
Dividends/Distributions	$0.085	N/A
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,116,359	$3,070,648
Real Estate and Other Assets Held For Sale, Net	19,000	31,988
Total Assets	2,628,749	2,640,706
Debt	1,234,365	1,442,321
Total Liabilities	1,364,060	1,553,003
Total Equity	$1,264,689	$1,087,703

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT complaint economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2013, include all properties owned prior to January 1, 2012 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2012 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended March 31, 2013 and March 31, 2012, NOI was $56,608 and $57,197, respectively; NOI of properties not in the Same Store Pool was $592 and $1,683, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $268 and $1,037, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in computing per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three months ended March 31, 2013, participating security holders were allocated income in proportion to the common dividends declared during the quarter. However, since participating security holders are not obligated to share in losses, none of the remaining net loss attributable to First Industrial Realty Trust, Inc. was allocated to participating securities for the three months ended March 31, 2013 and 2012. The Company conforms the calculation of FFO and AFFO with the calculation of EPS.